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EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Registration Statements No. 33-82818, No. 33-82992 and 333-71519 of Cold Metal Products, Inc. on Form S-8 of our report dated May 18, 2001 appearing in this Annual Report on Form 10-K of Cold Metal Products, Inc. for the year ended March 31, 2001.


/s/ Deloitte & TOUCHE LLP
-------------------------
Cleveland, Ohio
June 27, 2001